Exhibit 3.1

DEAN HELLER	STATE OF NEVADA	CHARLES E. MOORE
Secretary of State		Securities Administrator

RENEE L. PARKER		SCOTT W. ANDERSON
Chief Deputy		Deputy Secretary
Secretary of State		for Commercial Recordings

PAMELA A. RUCKEL		ELLICK HSU
Deputy Secretary		Deputy Secretary
for Southern Nevada	OFFICE OF THE	for Elections
SECRETARY OF STATE

Filing Acknowledgement
November 22, 2006

Job Number	Corporation Number
C20061122-1629	C14826-2000

Filing Description	Document Filing
	Number	Date/Time of Filing

Amended & Restated Articles	20060751158-45	November 22, 2006 11:45:50 AM

Corporation Name	Resident Agent
NFINANSE INC.	LAUGHLIN ASSOCIATES, INC.

The attached document(s) were filed with The Nevada Secretary of State, Commercial Recording Division, The filing date and time have been affixed to each document, indicating the date and time of filing. A filing is also affixed and can be used to reference this document in the future.

Respectfully,
/s/ Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1	Entity #:
Carson City, Nevada 89701-4299	C14826-2000
(755) 884 5708	Document Number:
Website: secretaryofstate.biz	20060751158-45

Date Filed:
11/22/2006 11:45:50 AM
Certificate to Accompany Restated Articles (PURSUANT TO NRS)	In the office of

/s/ Dean Heller

Dean Heller
Secretary of State

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78,403, 82.371, 88.221, 88,355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:	Morgan Beaumont, Inc.

2.    The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle you attached articles "Restated" or "Amended and Restated," accordingly.

3.    Indicated what changes have been made by checking the appropriate box.*

☐
No amendments; articles are restated only and are signed by and officer of the corporation who has been authorized to exercise the certificate by resolution of the board of directors adopted on ______. The certificate correctly sets forth the text of the articled or certificate as amended to the date of the certificate.

☒	The entity name has been amended.

☐	The resident agent has been changed. (attach Certificate of Acceptance form new resident agent)

☐	The purpose of the entity has been amended.

☒	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☒	Articles have been added.

☐	Articles have been deleted.

☒	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

The name of the corporation has been changed to nFinanSe Inc. The authorized shares of the Corporation's common and preferred stock has been amended.

* This form is to accompany Restated Articled which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statues for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(755) 884 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	Above space is for official only.
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 After Issuance of Stock)

1. Name of corporation:	Morgan Beaumont, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
The name of the corporation has been changes to nFinanSe Inc. The authorized shares of the Corporation's common and preferred stock has been amended.

See attached Amended and Restated Articles of Incorporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: November 15, 2006.

4. Effective date of filing (optional):	Upon filing

5. Officer Signature (required):	/s/ R. P. Springer, EVP

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by this vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power therof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

AMENDED AND RESTATED ARTICLED OF INCORPORATION

OF

MORGAN BEAUMONT, INC.

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

1.     The name of the corporation is nFinanSe Inc. (the "Corporation").

2.     The Articles of Incorporation of the Corporation were originally filed with the Secretary of State of Nevada on May 26, 2000.

3.     The Articles of Incorporation of the Corporation shall be amended and restated to read in full as follows:

ARTICLE I. NAME OF CORPORATION.

nFinanSe Inc.

ARTICLE II. SHARES.

The total number of the Corporation's authorized shares is 225,000,000 shares designed as follows.

A.     Common Stock

200,000,000 shares of common stock, per value $0.001.

B.     Preferred Stock

25,000,000 shares of preferred stock, par value $0.001. The Corporation may issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of the Corporation's board of directors. The preferred shares may have special rights and preferences which may include special voting rights, special rights with respect to the payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Corporation's board of directors may determine. These rights and preferences will be determined by the Corporation's board of directors at the time of issue.

1

4.     Jerry R. Welch, the Chief Executive Officer of the Corporation, and Raymond P. Springer, the Chief Financial Officer and Executive Vice President of the Corporation, certify that the foregoing Amended and Restated Articles of Incorporation have been duly adopted and approved by the Corporation's board of directors and stockholders in accordance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes. The foregoing Amended and Restated Articles of Incorporation were approved and adopted by stockholders of the Corporation entitled to exercise a majority of the voting power of the Corporation's common stock.

Executed this 22nd day of November, 2006.

/s/ Jerry R. Welch
Jerry R. Welch
Chief Executive Officer

/s/ Raymond P. Springer
Raymond P. Springer
Chief Financial Officer and
Executive Vice President

2

DEAN HELLER	STATE OF NEVADA	CHARLES E. MOORE
Secretary of State		Securities Administrator

RENEE L. PARKER		SCOTT W. ANDERSON
Chief Deputy		Deputy Secretary
Secretary of State		for Commercial Recordings

PAMELA A. RUCKEL		ELLICK HSU
Deputy Secretary		Deputy Secretary
for Southern Nevada	OFFICE OF THE	for Elections
SECRETARY OF STATE

Filing Acknowledgement
November 22, 2006

Job Number	Corporation Number
C20061122-1629	C14826-2000

Filing Description	Document Filing
	Number	Date/Time of Filing

Miscellaneous	20060751157-34	November 22, 2006 11:45:50 AM

Corporation Name	Resident Agent
NFINANSE INC.	LAUGHLIN ASSOCIATES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division, The filing date and time have been affixed to each document, indicating the date and time of filing. A filing is also affixed and can be used to reference this document in the future.

Respectfully,
/s/ Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street	Entity #:
Carson City, Nevada 89701-4299	C14826-2000
(755) 884 5708	Document Number:
Website: secretaryofstate.biz	20060751157-34

Date Filed:
11/22/2006 11:45:50 AM
Name Consent or Release	In the office of
/s/ Dean Heller
Dean Heller
Secretary of State

Complete one only, Signature must be notarized.	ABOVE SPACE FOR OFFICE USE ONLY

Name Consent (if name is currently filed in Nevada)

I,		, herby give consent
(current holder of name)

to		to use the name
(participant of name)

(Name being released)

Name Release (if name is currently reserved in Nevada)

I,	CT Corporation/ Melissa Reynolds	, herby give consent
(current holder of name)

to	Morgan Beaumont, Inc.	to use the name
(participant of name)

nFinanSe Inc.
(Name being released)

Signed:	/s/ Melissa Reynolds
(signature of current holder of name)

State of	Pennsylvania

County of	Philadelphia

This document was acknowledged before me on		11/22/2006
(date)

By	Melissa Reynolds	/s/ Brigid A. Dougherty
	(name of person being notarized)	(signature of notary public)

COMMONWEALTH OF PENNSYLVANIA
NOTORIAL SEAL
BRIGID A DOUGHERTY, Notary Public
City of Philadelphia, Phila. County
My Commission Expires July 22, 2008